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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors and Shareholders
Carver Corporation

We consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 33-65005, 33-70902, 33-50076, 33-31344, 33-23168, 33-
23167 and 33-04273) of our reports on the financial statements and supplementary schedules dated March 7, 1997, which appear in the December 31, 1996 annual report on Form 10-K of Carver Corporation, and to the reference to our firm under the heading "Experts" in the Prospectus.



/s/ Moss Adams LLP

Seattle, Washington
March 7, 1997